                                  Exhibit 99.3

                         CELLULAR COMMUNICATIONS, INC.

                          INSTRUCTIONS FOR EXCHANGE OF
                             SERIES A COMMON STOCK
                  AND REDEEMABLE PARTICIPATING PREFERRED STOCK
                        OF CELLULAR COMMUNICATIONS, INC.
                        FOR CASH AND/OR PREFERRED STOCK
                        OF AIRTOUCH COMMUNICATIONS, INC.


         Instructions for completing the Election and Transmittal Form


     Enclosed with these instructions is an Election and Transmittal Form for use in surrendering your certificates representing shares of Series A Common Stock, par value $.01 per share ("CCI Series A Common Stock"), or Redeemable Participating Preferred Stock, par value $.01 per share (and "CCI Redeemable Preferred," and together with CCI Series A Common Stock, the "CCI Stock") of Cellular Communications, Inc. ("CCI") in connection with the merger (the "Merger") of CCI into a wholly owned subsidiary of AirTouch Communications, Inc. ("AirTouch") pursuant to the Agreement and Plan of Merger dated as of April 5, 1996, as amended and restated as of July 15, 1996 (the "1996 Merger Agreement.")



     In the Merger, each CCI Common Equivalent Share (as defined below) will be converted into the right to receive (a) $55.00 in cash (the "Per Share Cash Consideration"), (b) a unit ("Unit") consisting of [0.xx] of a share of AirTouch's 6.00% Class B Mandatorily Convertible Preferred Stock Series 1996 ("AirTouch Class B Preferred Stock"), and [0.xx] of a share of 4.25% Class C Convertible Preferred Stock, Series 1996 ("AirTouch Class C Preferred Stock," and together with the AirTouch Class B Preferred Stock, the "AirTouch Preferred Stock, Series 1996") (such Unit being referred to as the "Per Share Unit Consideration"), or (c) a combination of cash and a fraction of a Unit, in each case subject to adjustment and proration pursuant to the procedures described in the Proxy Statement-Prospectus dated July 15, 1996 related to the Merger (the "Proxy Statement-Prospectus"). The term "CCI Common Equivalent Share" means an individual issued and outstanding share of CCI Series A Common Stock or the number of shares of CCI Common Stock into which issued and outstanding shares of CCI Redeemable Preferred Stock are convertible. The Per Share Cash Consideration and the Per Share Unit Consideration are collectively referred to as the "Merger Consideration" and include the $0.01 in value per CCI Common Equivalent Share attributable to the CCI Rights Redemption described in the Proxy Statement-Prospectus. Other capitalized terms not defined herein have the meanings given them in the Proxy Statement-Prospectus.



     FOR AN ELECTION TO BE EFFECTIVE, AN ELECTION AND TRANSMITTAL FORM MUST BE PROPERLY COMPLETED, SIGNED AND SUBMITTED TO THE EXCHANGE AGENT AND ACCOMPANIED BY THE CERTIFICATES REPRESENTING THE SHARES OF CCI STOCK AS TO WHICH SUCH ELECTION IS BEING MADE BY 5:00 P.M. ON THE BUSINESS DAY PRIOR TO THE EFFECTIVE TIME OF THE MERGER (THE "ELECTION DEADLINE"). THE EFFECTIVE TIME OF THE MERGER IS ANTICIPATED TO BE AUGUST 16, 1996. ACCORDINGLY, ELECTION DEADLINE IS 5:00 P.M. NEW YORK TIME ON AUGUST 15, 1996. AIRTOUCH AND CCI WILL ANNOUNCE ANY DELAY IN THE ELECTION

DEADLINE. ALL ELECTIONS MAY BE REVOKED UNTIL 5:00 P.M. NEW YORK TIME ON THE DAY OF THE ELECTION DEADLINE.



     ANY HOLDER WHO DOES NOT DELIVER A PROPERLY COMPLETED ELECTION AND TRANSMITTAL FORM ACCOMPANIED BY THE NECESSARY CERTIFICATES REPRESENTING THE SHARES OF CCI STOCK TO THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE SHALL BE DEEMED TO HAVE MADE A NON-ELECTION, AS DESCRIBED IN THE PROXY
STATEMENT-PROSPECTUS.



     ANY QUESTION OR REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE ELECTION AND TRANSMITTAL FORM OR THE PROXY STATEMENT-PROSPECTUS MAY BE DIRECTED TO THE BANK OF NEW YORK, EXCHANGE AGENT, AT 1-800-507-9357, 9:00 A.M. TO 6:00 P.M. NEW YORK TIME.



     HOLDERS OF CCI STOCK SHOULD READ THE PROXY STATEMENT-PROSPECTUS PRIOR TO COMPLETING THE ELECTION AND TRANSMITTAL FORM FOR A DESCRIPTION OF THE AMOUNT OF CASH AND/OR UNITS TO BE RECEIVED BY SUCH HOLDERS, THE TERMS OF THE AIRTOUCH CLASS B PREFERRED STOCK AND THE CLASS C PREFERRED STOCK, AND THE PRO RATIONING AND OTHER ADJUSTMENTS RELATED TO THE DISTRIBUTION OF CASH AND UNITS.


GENERAL INFORMATION


     Mailing of Form and Certificates. The enclosed Election and Transmittal Form must be properly filled in, signed and, together with the certificate(s) for the shares described on the front upper right hand corner of the Election and Transmittal Form, either (a) mailed in the enclosed pre-addressed envelope to The Bank of New York Reorganization Services, P.O. Box 11248, Church Street Station, New York, NY 10286-1248 or (b) delivered by hand or courier to The Bank of New York Reorganization Services, 101 Barclay Street, Receive and Deliver Window, Street Level, New York, NY 10286. The method of delivery is at the option and risk of the sender, but if sent by mail, it is recommended that registered mail, properly insured, be used. From overseas locations, Air Mail will expedite receipt of your certificate(s). Property completed and duly executed Election and Transmittal Forms together with the necessary certificate(s) must be received by the Election Deadline in order to constitute a valid election.



     Tax Information. The tax consequences to a holder of CCI Stock will vary depending upon whether the holder receives cash or a Unit. For information regarding the federal income tax consequences of receiving a Unit or cash in exchange for your shares of CCI Stock and other tax considerations related to the Merger, see "SPECIAL FACTORS--Certain Federal Income Tax Consequences" in the Proxy Statement-Prospectus. In addition, holders of CCI Stock are strongly
advised to consult their own tax advisors.   See also the information under
Instruction 7.



     Fractional Shares. Each holder of shares of CCI Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock, after taking into account all certificates delivered by such holder, will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share multiplied by $29.00, in the case of the AirTouch Class B Preferred Stock and $50.00, in the case of the AirTouch Class C Preferred Stock.



     Delivery of Merger Consideration. After the Effective Time and upon completion of the allocation procedures described in the Proxy Statement-Prospectus, the Exchange Agent will deliver to each holder of a certificate formerly representing CCI Stock who surrendered such certificate and a duly executed Election and Transmittal Form to the Exchange Agent prior to the Election Deadline, cash and/or shares of

AirTouch Preferred Stock, Series 1996 into which the shares of CCI Stock have been converted in accordance with the procedures set forth in the Proxy Statement-Prospectus. Until surrendered, each certificate representing CCI Stock shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender cash and/or AirTouch Preferred Stock, Series 1996, as described in the Proxy Statement-Prospectus, and the holder of such CCI Stock certificate will not be entitled to receive dividends with respect to, or to vote, any shares of AirTouch Preferred Stock, Series 1996 that such holder may be entitled to receive in the Merger.



     Termination of Merger Agreement. In the event that the 1996 Merger Agreement is terminated pursuant to it terms, the Exchange Agent will promptly return certificates representing CCI Stock previously submitted with Election and Transmittal Forms. In such event, CCI Stock held through The Depository Trust Company are expected to be available for sale or transfer promptly following the termination of the 1996 Merger Agreement; however, certificates representing CCI Stock held directly by registered holders will be returned by registered mail (with attendant delay). Return other than by registered mail will only be made at the expense, written direction and risk of holders of CCI Stock, by means of a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.



     Validity of Election. All questions as to validity, form and eligibility of any surrender and exchange of certificates hereunder will be in the discretion of AirTouch, which it may delegate to the Exchange Agent. AirTouch may waive any irregularities or defects in the completion of the surrender and exchange of any certificate(s), and its interpretation of the terms and conditions of the Election and Transmittal Form and these instructions will be final and binding in all respects.



     Appraisal Rights. AirTouch will regard any record holder of CCI Stock who has delivered a written demand for appraisal and who subsequently delivers an Election and Transmittal Form to the Exchange Agent as having withdrawn such demand for appraisal.



     Missing Certificates. If the certificate(s) representing the shares of CCI Stock to be submitted has been lost, stolen or destroyed, contact the Exchange Agent at the number above to receive instructions regarding replacement. A surety bond premium payment will be required for replacement of lost certificate(s). BECAUSE YOU CANNOT SUBMIT AN EFFECTIVE ELECTION AND TRANSMITTAL FORM WITHOUT ATTACHING YOUR STOCK CERTIFICATE, IT IS CRITICAL THAT YOU ACT IMMEDIATELY TO OBTAIN REPLACEMENT STOCK CERTIFICATES.

INSTRUCTIONS FOR ELECTION AND TRANSMITTAL FORM

The following example is provided to assist you in understanding and completing the Election and Transmittal Form. The numbered items on the Election and Transmittal Form correspond to the number of the instructions below.



Please complete the Election and Transmittal Form in BLUE or BLACK ink. To expedite the processing of your exchange, please do not fold, tear or staple the Election and Transmittal Form.

     1. Account No. - This is your identification number for our records and yours.



     2. Total Shares - This is the total number of shares of CCI Stock as to which you are the record holder.



     3. Election - Check the appropriate box to make (a) a Cash Election to receive the Per Share Cash Consideration, (b) a Unit Election to receive the Per Share Unit Consideration or (c) No Election to indicate that you have no preference with respect to the Merger Consideration to be received in exchange for your shares of CCI Stock, in each case as described in the Proxy Statement-Prospectus. Your election will apply to all shares of CCI Stock that you hold. The amounts of cash and AirTouch Preferred Stock, Series 1996 issuable in the Merger are limited, as described in the Proxy Statement-Prospectus. Accordingly, if the elections made by holders of CCI Stock result in an oversubscription for either cash or AirTouch Preferred Stock, Series 1996, the allocation procedures described in the Proxy Statement-Prospectus will apply, and you may receive a combination of cash and AirTouch Preferred Stock. If you check the box marked "No Election," you will receive the consideration to be received by shares of CCI Stock covered by Non-Elections, as described in the Proxy Statement-Prospectus.



     The Exchange Agent reserves the right to deem that you have checked the "No Election" box if:




- -    No choice is indicated above or more than once choice is indicated above;
- -    You fail to follow the instructions of this Election and Transmittal Form
     (including submission of certificates representing ALL of your CCI Stock)
     or otherwise fail to properly make an election; or
- -    A completed Election and Transmittal Form (including submission of certificates representing all of your CCI Stock) is not received by the
     Exchange Agent by the Election Deadline.




     4. Address - Indicate any address change directly on the front of the Election and Transmittal Form. Unless otherwise indicated below under "Special Delivery and Payment Instructions," the Merger Consideration will be mailed to the address indicated.



     5. Signature(s), Nominees, Other Matters - Except in the case of a transfer, as described below, the signature(s) required on the Election and Transmittal Form are the signature(s) of the registered holder(s) of the certificate(s). Such signature(s) must correspond exactly with the name(s) as printed on the Election and Transmittal Form. In the case of a joint registration, both owners must sign.



     If this Election and Transmittal Form is signed by a trustee(s), executor, administrator, guardian, attorney -in-fact, or any other fiduciary or representative on behalf of the registered holder(s) or by an officer of a corporation, such person should indicate the full title of capacity and submit appropriate evidence of authority with the Election and Transmittal Form. In addition, such signature must be guaranteed by a financial institution such as a bank or securities broker that is a member of the Securities Transfer Agent Medallion Program, The Stock Exchange Medallion Program, or the New York Stock Exchange, Inc. Medallion Guaranteed Program (a notary is not acceptable).



     For the transfer of certificate(s) by registered holder(s) to another person or if certificate(s) are being transferred by a fiduciary/representative on behalf of the registered holder(s), see instruction 8.

     Each holder of record is entitled to make an election and submit an Election and Transmittal Form covering all shares of CCI Stock actually held of record by such holder. Nominee record holders, which include nominees, trustees or any other person that holds shares of CCI Stock in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of shares of CCI Stock held through such nominee record holders. A nominee record holder may submit multiple Election and Transmittal Forms, provided that such nominee certifies that each Election and Transmittal Form covers all shares of CCI Stock held by such nominee for a particular
beneficial owner.   Beneficial owners who are not record holders are not
entitled to submit Election and Transmittal Forms.



     By signing and returning the Election and Transmittal Form you represent and warrant to AirTouch and the Exchange Agent that you have full power and authority to sell, assign and transfer the shares of CCI Stock represented by the certificate(s) as to which such election relates, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when such shares are accepted by the Exchange Agent. In addition, by signing and returning the Transmittal Form, you agree that you will, upon request, execute and deliver any additional documents deemed necessary and desirable by the Exchange Agent or AirTouch to complete the surrender and exchange of your certificate(s).


     In addition, by signing and returning the Transmittal Form you appoint the Exchange Agent, as your agent, to effect the submission and exchange of the shares of CCI Stock submitted with the Election and Transmittal Form. All authority conferred or agreed to be conferred in the Election and Transmittal Form (and related instructions) shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.



     6. Daytime Telephone Number - Please fill in your area code and telephone number here. If there are any questions regarding your Election and Transmittal Form, having this number will improve our ability to process your exchange.



     7. Special Delivery and Payment Instructions - Complete only if a certificate is to be delivered to a different address than is shown on the front of the Election and Transmittal Form. Otherwise the certificate will be sent to the address appearing on the front of the Transmittal Form.



     8. Special Transfer Instructions - Complete only if a certificate is to be issued in a name other than that which appears on the front of the Election and Transmittal Form. In such case, (a) indicate full name and address of transferee(s), (b) transferee(s) must complete and certify their TIN on Substitute Form W-9, (c) registered holder(s) must sign the front of the Election and Transmittal Form, (d) registered holders must have their signature(s) medallion guaranteed by a financial institution such as a bank or securities broker that is a member of the Securities Transfer Agent Medallion Program, The Stock Exchange Medallion Program, or the New York Stock Exchange, Inc. Medallion Guaranteed Program (a notary is not acceptable), and (e) if said endorsement is executed in a fiduciary/representative capacity, appropriate certified evidence of transfer authority must be submitted with the Transmittal Form.



     9. Substitute Form W-9 - In order to avoid certain federal income tax withholding, you must provide your Taxpayer Identification Number (TIN) in this space and sign the certification. Your TIN is usually your Social Security Number.

     If a certificate is to be issued in a name other than that which appears on the front of the Election and Transmittal Form, the person in whose name the certificate and payment is to be issued must insert his or her TIN in this space and sign the certification. See Instruction 8 above.



     Failure to provide the information on the form may subject the surrendering stockholder to 31% federal income tax withholding on payments made to such surrendering stockholder with the respect to the CCI Stock surrendered and on future dividends paid with respect to any AirTouch Preferred Stock, Series 1996 received by such stockholder. The box in Part 3 of the form should be checked if the surrendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days thereafter, AirTouch will withhold 31% of all payments of Per Share Cash Consideration and any dividends on the AirTouch Preferred Stock, Series 1996 until a TIN is provided to the Exchange Agent. Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required.


     QUESTIONS AND ANSWERS


     1. How should I send in my CCI Stock certificate(s)?



     Certificate(s), together with the signed Election and Transmittal Form, may be either (a) mailed to The Bank of New York in the enclosed pre-addressed return envelope or (b) delivered by hand or courier to The Bank of New York at the address set forth on the front of the Election and Transmittal Form. The method of delivery is at the option and risk of the sender.



     2. If I mail my certificate(s), should I insure the shares I send in for exchange?



     You bear the risk of loss in sending your stock certificate(s). If your certificates) are sent by mail, it is thus recommended by The Bank of New York that your certificate(s) be sent by registered mail, insured.



     3. What value should I use to insure my certificate(s) when I mail them?



     The Bank of New York recommends that your certificate(s) be insured for at least two percent of their value at the time mailed. For example, if you are mailing stock having a value of $5,000 at the time mailed, The Bank of New York recommends that you insure the stock for at least $100. This would be the cost to you of replacing the certificate(s) should they be lost in the mail.



     4. Can I bring my stock certificate(s) into the offices of CCI to exchange my certificate(s)?



     Since The Bank of New York is the Exchange Agent, you will need to mail your stock certificate(s) to the Bank. please be advised that CCI personnel may not accept Election and Transmittal Forms or stock certificates from shareholders.



     5. How long will it take to receive my new stock certificates after I send in my old certificate(s)?



     The Bank of New York expects that it will take approximately five to seven business days after the Effective Time of the Merger to complete the exchange. (This does not include mailing time.) Certificate exchanges with transfer requests are expected to take additional time.

     6. If I have lost or cannot locate my CCI Stock certificate(s), what should I do?



     If your certificate(s) have been lost, stolen or destroyed, you should contact The Bank of New York at the number above immediately. The Bank of New York will advise you on how to obtain the additional documentation that must be completed in order to surrender such lost, stolen or destroyed certificate(s). A surety bond premium payment will be required for replacement of lost certificate(s). You cannot make a valid election without a stock certificate.

ELECTION AND TRANSMITTAL FORM


To Accompany Shares of Cellulur Communications, Inc. ("CCI") Series A Common Stock and/or Redeemable Participating Convertible Preferred Stock
(collectively, "CCI STOCK") when submitted pursuant to an election in connection with the merger (the "Merger") of CCI with and into a wholly owned subsidiary of AirTouch Communications, Inc. ("AIRTOUCH").



THE INSTRUCTIONS ACCOMPANYING THIS ELECTION AND TRANSMITTAL FORM AND THE PROXY STATEMENT - PROSPECTUS, DATED JULY 15 , 1996, RELATING TO THE MERGER SHOULD BE READ CAREFULLY BEFORE THE ELECTION AND TRANSMITTAL FORM IS COMPLETED.



Each holder of CCi Stock is urged to deliver a properly completed Election and Transmittal Form no later than 5:00pm, New York City time on August 15 1996 to ensure receipt prior to the Election Deadline, at which time a completed Election Form and Transmittal Form, together with your stock certificates, must be received by the Exchange Agent in order for any election contained herein to be considered.


      TO BE COMPLETED BY ALL REGISTERED HOLDERS   CHECK ONLY ONE BOX:
                                                  -------------------

      UNIT ELECTION          CASH ELECTION          NO ELECTION




The Bank of New York, acting as Exchange Agent reserves the right to deem that you have checked the "NO ELECTION" box if:



- - No choice is indicated above or more than one choice is indicated above:
- - You fail to follow the instructions of this Election Form and Transmittal Form (including submission of ALL your CCI stock certificates) or otherwise fail to properly make an election; or
- - A completed Election and Transmittal Form (including submission of your CCI stock certificates) is not received by the Election Deadline:



ELECTING HOLDERS SHOULD RETAIN THIS SIGNED CARD ALONG WITH YOUR STOCK CERTIFICATE(S) IN THE ENCLOSED ENVELOPE TO:



                     By Hand:     The Bank of New York
                                  Reorganization Services
                                  P.O. Box 11248
                                  Church Street Station
                                  New York, NY 10286

                     By Hand
                     or Courier:  The Bank of New York
                                  Reorganization Services
                                  101 Barclay Street
                                  Receive & Deliver Window
                                  New York, NY 10286



The undersigned represents and warrants that the undersigned has full power and authority to sell, assign, and transfer the CCI Stock, represented by the enclosed certificate, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the shares are accepted by the Exchange Agent. The undersigned will, upon receipt, exercise and deliver any additional documents deemed by the Exchange Angent or AirTouch to be necessary and desirable to complete the surrender and exchange of such CCI Stock. The undersigned irrevocably appoints the Exchange Agent as its agent to effect the exchange pursuant to the Merger.


X_____________

X_____________




SPECIAL DELIVERY INSTRUCTIONS
(Please see Instructions    )

To be completed ONLY if certificate and/or check is to be issued to the registered holder(s) but delivered to other than registered holder(s). Mail to:

Name______________________________________________________
     (Please print)

Address___________________________________________________


(Zip Code)




SPECIAL ISSUANCE INSTRUCTIONS
(Please see Instructions    )



To be completed ONLY if certificate and/or check is to be issued and delivered to other than registered holder(s).
Issue and Mail to:

Name______________________________________________________
     (Please Print)

Address___________________________________________________


(Zip Code)

PAYER: THE BANK OF NEW YORK (PLEASE SEE INSTRUCTIONS    )



SUBSTITUTE
FORM W-9


DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE

PAYER'S REQUEST FOR TAXPAYER
IDENTIFICATION NUMBER (TIN)



Part 1 - PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW




Part 2 - Check the box if you are NOT subject to backup withholding under the provisions of Section 34065 (a)(l)(c) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of a failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

CERTIFICATION - UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.



SIGNATURE______________________________________ DATE ________________

Part 3
Awaiting TIN